UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2009

SINO CHARTER, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

No 1749-1751 Xiangjiang Road
Shishi City, Fujian Province
People’s Republic of China

(Address of Principal Executive Offices)

(86595) 88554555

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “Sino Charter” the “Company” or the “Registrant” refer to Sino Charter, Inc., a Nevada corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 18, 2009, Mr. Matthew Hayden resigned as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer.

Also effective February 18, 2009, concurrently with the resignation of Mr. Hayden, Mr. Qingqing Wu became a member of our board of directors as well as our Chief Executive Officer, President, Secretary and Chief Operating Officer, and Mr. Yushan Zheng became our Chief Financial Officer and Treasurer.

The appointment of Mr. Wu to the board of directors and the concurrent resignation of Mr. Hayden from, and the assumption by Mr. Wu and Mr. Zheng of, their respective officer positions were pursuant to the Share Exchange Agreement dated as of February 13, 2009, by and among the Company, Peng Xiang Peng Fei Investments Limited, a company incorporated in the British Virgin Islands (“Peng Xiang”), and the shareholders who, immediately prior to the closing of the transactions contemplated by the Share Exchange Agreement, collectively held 100% of Peng Xiang’s issued and outstanding share capital. Specifically, under the Share Exchange Agreement, on the earlier of February 18, 2009 or immediately after the filing of the our annual report on Form 10-K for fiscal 2008 (the “10-K”), Mr. Hayden would resign as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Mr. Wu would be appointed to our board of directors and assume the positions as our Chief Executive Officer, President, Secretary and Chief Operating Officer, and Mr. Zheng as our Chief Financial Officer and Treasurer. The terms of the Share Exchange Agreement and the transactions thereunder, as well as a description of the business experiences of Mr. Wu and Mr. Zheng, were previously disclosed in our current report on Form 8-K/A filed with the Securities and Exchange Commission on February 18, 2009, and are incorporated by reference hereby.

Immediately after their appointments, Mr. Wu resigned from our board of directors and as our Chief Executive Officer, President, Secretary and Chief Operating Officer, and Mr. Zheng resigned as our Chief Financial Officer and Treasurer. Concurrent with their resignations, Mr. Hayden was reappointed as our interim Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The resignations of Mr. Wu and Mr. Zheng, and the concurrent appointment of Mr. Hayden as interim officers were made pursuant to the Supplemental Agreement dated as of February 18, 2009, by and among the Company, Mr. Wu, Mr. Zheng and Mr. Hayden. Under the terms of the Supplemental Agreement, Mr. Hayden was reappointed in order to complete and file the 10-K, and he will resign upon the earlier of February 23, 2009 or immediately following the filing of the 10-K, at which time Mr. Wu will be reappointed to our board of directors and as our Chief Executive Officer, President, Secretary and Chief Operating Officer, and Mr. Zheng as our Chief Financial Officer and Treasurer.

The foregoing description of the Supplemental Agreement is qualified in its entirety by the contents of the Supplemental Agreement attached as Exhibit 1.01 to this current report on Form 8-K.

There are no family relationships among Mr. Wu, Mr. Zheng and Mr. Hayden.

Other than the Share Exchange Agreement and the Supplemental Agreement, there are no transactions or relationships between the Company and each of Mr. Wu, Mr. Zheng and Mr. Hayden in which Mr. Wu, Mr. Zheng or Mr. Hayden had or is to have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Supplemental Agreement dated February 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2009	Sino Charter, Inc. (Registrant)

	By:	/s/ Matthew Hayden
Matthew Hayden
Chief Executive Officer